    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION NOVEMBER 6, 1997

                                                     Registration No. 333-32099
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                ---------------

                               AMENDMENT NO. 3 TO
                                   FORM S-11
                             REGISTRATION STATEMENT
                                   UNDER THE
                             SECURITIES ACT OF 1933

                                ---------------


                    WELLS REAL ESTATE INVESTMENT TRUST, INC.
        (Exact name of registrant as specified in governing instruments)


                            3885 HOLCOMB BRIDGE ROAD
                            NORCROSS, GEORGIA 30092
                    (Address of principal executive offices)


                                BRIAN M. CONLON
                    WELLS REAL ESTATE INVESTMENT TRUST, INC.
                            3885 HOLCOMB BRIDGE ROAD
                            NORCROSS, GEORGIA 30092
                                 (770) 449-7800
                    (Name and address of agent for service)

                                   COPIES TO:

                            DANIEL O. KENNEDY, ESQ.
                               Hunton & Williams
                     600 Peachtree Street, N.E., Suite 4100
                            Atlanta, Georgia  30308
                                 (404) 888-4007

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
===============================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

                                    Table VI
                                    --------

                     Acquisition of Properties by Programs.
                     -------------------------------------

   The information contained on the following pages relates to acquisition of properties within the past three (3) years by five (5) prior public partnerships with which the General Partners and their Affiliates have been affiliated and which have substantially similar investment objectives to the Partnership. This table provides the potential investor with information regarding the general nature and location of the properties and the manner in which the properties were acquired.  None of the information in Table VI has been audited.

                                    TABLE VI
                                    --------

                     Wells Real Estate Funds V, VI and VII
                     -------------------------------------



Name of property                    Stockbridge Village III
Location of property                Georgia State Route 138 and Mt. Zion Road
                                    Stockbridge, Clayton County, Georgia
Type of property                    Two retail/restaurant buildings
Size of parcel                      3.27 acres
Gross leasable space                18,200 square feet
Date of commencement of
operations 1                        Fund VI  - May 17, 1993
                                    Fund VII - April 26, 1994
Date of purchase                    April 7, 1994
Mortgage financing at
date of purchase                    N/A
Cash down payment                   $  983,300
Contract purchase price
  plus Acquisition Fee              1,059,833
Other cash expenditures
  expensed                          N/A
Other cash expenditures
  capitalized 2                     $1,902,739
Total Acquisition Cost              $2,962,572


1 The date minimum offering proceeds were obtained and funds became available to be used for partnership purposes.
2  Includes improvements made after acquisitions through August 31, 1997.

                                    TABLE VI
                                    --------

                       Wells Real Estate Funds VI and VII
                       ----------------------------------

Name of property                Marathon Building
Location of property            2323 East Capitol Drive
                                Appleton, Outagamie County, Wisconsin
Type of property                Three-story office building
Size of parcel                  6.2 acres
Gross leasable space            74,860 sq. feet
Date of commencement of         Fund V   -  April 27, 1992
operations 1                    Fund VI  -  May 17, 1993
                                Fund VII -  April 26, 1994
Date of purchase                September 16, 1994
Mortgage financing at
date of purchase                N/A
Cash down payment               $  100,000
Contract purchase price
  plus Acquisition Fee          $8,280,000
Other cash expenditures
  expensed                      N/A
Other cash expenditures
  capitalized 2                 $  403,074
Total Acquisition Cost          $8,683,074


1 The date minimum offering proceeds were obtained and funds became available to be used for partnership purposes.
2  Includes improvements made after acquisitions through August 31, 1997.

                                    TABLE VI
                                    --------

                      Wells Real Estate Funds VII and VIII
                      ------------------------------------

Name of property                      Hannover Retail
Location of property                  7355 Hannover Parkway, North
                                      Stockbridge, Clayton County, Georgia
Type of property                      Retail center
Size of parcel                        1.01 acres
Gross leasable space                  12,000 sq. feet
Date of commencement of               Fund VII   -  April 26, 1994
operations 1                          Fund VIII  -  February 24, 1995
Date of purchase                      November 30, 1994
Mortgage financing at
date of purchase                      N/A
Cash down payment                     $  500,000
Contract purchase price
  plus Acquisition Fee                $  512,000
Other cash expenditures
  expensed                            N/A
Other cash expenditures
  capitalized 2                       $1,003,500
Total Acquisition Cost                $1,515,500


1 The date minimum offering proceeds were obtained and funds became available to be used for partnership purposes.
2  Includes improvements made after acquisitions through August 31, 1997.

                              --------------------

                      Wells Real Estate Funds VII and VIII
                      ------------------------------------

Name of property                      CH2M Hill Building
Location of property                  3011 S.W. Wiliston Road
                                      Gainesville, Alachua County, Florida
Type of property                      Two-story office building
Size of parcel                        5 acres
Gross leasable space                  62,000 sq. feet
Date of commencement of               Fund VII   -  April 26, 1994
operations 1                          Fund VIII  -  February 24, 1995
Date of purchase                      January 20, 1995
Mortgage financing at
date of purchase                      N/A
Cash down payment                     $  222,627
Contract purchase price
  plus Acquisition Fee                $4,668,308
Other cash expenditures
  expensed                            N/A
Other cash expenditures               $  196,657
  capitalized 2
Total Acquisition Cost                $5,087,592


1 The date minimum offering proceeds were obtained and funds became available to be used for partnership purposes.
2  Includes improvements made after acquisitions through August 31, 1997.

                                    TABLE VI
                                    --------

                    Wells Real Estate Funds VI, VII and VIII
                    ----------------------------------------

Name of property                         BellSouth Building
Location of property                     10375 Centurion Pkwy North
                                         Jacksonville, Duval County, Florida
Type of property                         Four-story office building
Size of parcel                           5.55 acres
Gross leasable space                     92,964 square feet
Date of commencement of                  Fund VI   -  May 17, 1993
operations 1                             Fund VII  -  April 26, 1994
                                         Fund VIII -  February 24, 1995
Date of purchase                         April 25, 1995
Mortgage financing at
date of purchase                         N/A
Cash down payment                        $   15,000
Contract purchase price
  plus Acquisition Fee                   $1,245,049
Other cash expenditures
  expensed                               N/A
Other cash expenditures
  capitalized 2                          $7,352,234
Total Acquisition Cost                   $8,597,283


1 The date minimum offering proceeds were obtained and funds became available to be used for partnership purposes.
2  Includes improvements made after acquisitions through August 31, 1997.

                                    TABLE VI
                                    --------

                    Wells Real Estate Funds VI, VII and VIII
                    ----------------------------------------

Name of property                        Tanglewood Commons
Location of property                    Harper Road & Highway 158
                                        Clemmons, Forsyth County, North Carolina
Type of property                        Retail shopping center
Size of parcel                          14.68 acres
Gross leasable space                    67,320 square feet
Date of commencement of                 Fund VI   -  May 17, 1993
operations 1                            Fund VII  -  April 26, 1994
                                        Fund VIII -  February 24, 2995
Date of purchase                        May 31, 1995
Mortgage financing at
date of purchase                        N/A
Cash down payment                       $   50,000
Contract purchase price
  plus Acquisition Fee                  $3,020,041
Other cash expenditures
  expensed                              N/A
Other cash expenditures
  capitalized 2                         $3,072,244
Total Acquisition Cost                  $6,092,285


1 The date minimum offering proceeds were obtained and funds became available to be used for partnership purposes.
2  Includes improvements made after acquisitions through August 31, 1997.

                                    TABLE VI
                                    --------

                       Wells Real Estate Funds VI and VII
                       ----------------------------------

Name of property                       Stockbridge Village I Expansion
Location of property                   3576 Highway 138
                                       Stockbridge, Clayton County, Georgia
Type of property                       Multi-tenant shopping center
Size of parcel                         3.38 acres
Gross leasable space                   29,200 square feet
Date of commencement of
operations 1                           Fund VI  -  May 17, 1993
                                       Fund VII -  April 26, 1994
Date of purchase                       June 7, 1995
Mortgage financing at
date of purchase                       N/A
Cash down payment                      $  675,200
Contract purchase price
  plus Acquisition Fee                 $  718,489
Other cash expenditures
  expensed                             N/A
Other cash expenditures
  capitalized 2                        $2,238,650
Total Acquisition Cost                 $2,957,139


1 The date minimum offering proceeds were obtained and funds became available to be used for partnership purposes.
2  Includes improvements made after acquisitions through August 31, 1997.

                                    TABLE VI
                                    --------

                      Wells Real Estate Funds VIII and IX
                      -----------------------------------

Name of property                         Cellular One Building
Location of property                     5117 West Terrace Drive
                                         Madison, Dade County, Wisconsin
Type of property                         Four-story office building
Size of parcel                           7.09 acres
Gross leasable space                     101727 square feet
Date of commencement of
operations 1                             Fund VIII  -  February 24, 1995
                                         Fund IX  -  February 12, 1996
Date of purchase                         June 19, 1996
Mortgage financing at
date of purchase                         N/A
Cash down payment                        $    25,000
Contract purchase price
  plus Acquisition Fee                   $   859,255
Other cash expenditures
  expensed                               N/A
Other cash expenditures
  capitalized 2                          $ 9,159,736
Total Acquisition Cost                   $10,018,991


1 The date minimum offering proceeds were obtained and funds became available to be used for partnership purposes.
2  Includes improvements made after acquisitions through August 31, 1997.

                                    TABLE VI
                                    --------

                      Wells Real Estate Funds VIII and XI
                      -----------------------------------

Name of property                         TCI Building
Location of property                     1565 Chenault Street
                                         Farmer's Branch, Dallas County, Texas
Type of property                         One-story office building
Size of parcel                           4.864 acres
Gross leasable space                     40,000 square feet
Date of commencement of
operations 1                             Fund VIII -  February 24, 1995
                                         Fund IX    -  February 12, 1996
Date of purchase                         October 10, 1996
Mortgage financing at
date of purchase                         N/A
Cash down payment                        $4,473,060
Contract purchase price
  plus Acquisition Fee                   $4,473,060
Other cash expenditures
  expensed                               N/A
Other cash expenditures
  capitalized 2                          $  193,806
Total Acquisition Cost                   $4,666,866


1 The date minimum offering proceeds were obtained and funds became available to be used for partnership purposes.
2  Includes improvements made after acquisitions through August 31, 1997.

                                    TABLE VI
                                    --------

                      Wells Real Estate Funds VIII and IX
                      -----------------------------------

Name of property                        Matsushita Building
Location of property                    15233 Bake Parkway
                                        Irvine, Orange County, California
Type of property                        Two-story office building
Size of parcel                          4.4 acres
Gross leasable space                    65,006
Date of commencement of
  operations 1                          Fund VIII - February 24, 1995
                                        Fund IX   -  February 12, 1996
Date of purchase                        January 10, 1997
Mortgage financing at
  date of purchase                      N/A
Cash down payment                       $  100,000
Contract purchase price
  plus Acquisition Fee                  $7,211,145
Other cash expenditures
  expensed                              N/A
Other cash expenditures
  capitalized 2                         $  401,588
Total Acquisition Cost                  $7,612,733


1 The date minimum offering proceeds were obtained and funds became available to be used for partnership purposes.
2  Includes improvements made after acquisitions through August 31, 1997.

                                    TABLE VI
                                    --------

                      Wells Real Estate Funds VIII and IX
                      -----------------------------------

Name of property                        Cirrus Logic Building
Location of property                    305 Interlochen Parkway
                                        Broomfield, Boulder County, Colorado
Type of property                        Two-story office building
Size of parcel                          4.26 acres
Gross leasable space                    49,460 square feet
Date of commencement of
operations 1                            Fund VIII - February 24, 1995
                                        Fund IX  -  February 12, 1996
Date of purchase                        February 20, 1997
Mortgage financing at
date of purchase                        N/A
Cash down payment                       $   50,000
Contract purchase price
  plus Acquisition Fee                  $7,064,550
Other cash expenditures
  expensed                              N/A
Other cash expenditures
  capitalized 2                         $  402,096
Total Acquisition Cost                  $7,466,646

1 The date minimum offering proceeds were obtained and funds became available to be used for partnership purposes.
2  Includes improvements made after acquisitions through August 31, 1997.

ITEM 31.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Set forth below is an estimate of the approximate amount of the fees and expenses (other than underwriting commissions and discounts) payable by the Registrant in connection with the issuance and distribution of the Shares.

Securities and Exchange Commission, registration fee..................  $50,000
NASD filing fee.......................................................   17,000
Printing and mailing..................................................      *
Accountant's fees and expenses........................................      *
Blue Sky fees and expenses............................................      *
Counsel fees and expenses.............................................      *
Miscellaneous.........................................................      *
                                                                        -------
 Total................................................................      *
                                                                        =======

* - To be completed by amendment

ITEM 32.  SALES TO SPECIAL PARTIES

     See Item 32.

ITEM 33.  RECENT SALES OF UNREGISTERED SECURITIES

     Wells Capital, Inc. has agreed to purchase 20,000 units of limited partnership interest ("Units") in Wells Operating Partnership, L.P. for a purchase price of $10 per Unit for an aggregate purchase price of $200,000. The Units will be purchased for investment and for the purpose of organizing the Company. The Company is issuing these Units in reliance on an exemption from registration under Section 4(2) of the Securities Act.

ITEM 34.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The MGCL permits a Maryland corporation to include in its Articles of Incorporation a provision limiting the liability of its directors and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Articles of Incorporation of the Company contains such a provision which eliminates such liability to the maximum extent permitted by the MGCL.

     The Articles of Incorporation of the Company authorities it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(a) any present or former Director or officer or (b) any individual who, while a Director of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former Director or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a Director of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Articles of Incorporation and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company. The Bylaws require the Company to indemnify a Director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

     The MGCL permits a Maryland corporation to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as is permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnity its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In accordance with the MGCL, the Bylaws of the Company require it, as a condition to advancing expenses, to obtain (a) a written affirmation by the Director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

ITEM 35.  TREATMENT OF PROCEEDS FROM SHARES BEING REGISTERED

     None.

ITEM 36.  FINANCIAL STATEMENTS AND EXHIBITS

     Balance Sheet as of July 23, 1997 (audited).

ITEM 37.  UNDERTAKINGS

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 33 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such trustee, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the Act, and will be governed by the final adjudication of such issue.

     The undersigned Registrant hereby undertakes to provide to the Dealer Manager at the closing specified in the Dealer Manager Agreement certificates in such denominations and registered in such names as required by the Dealer Manager to permit prompt delivery to each purchaser.

     The undersigned Registrant hereby undertakes that:

     (1) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (2) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933:

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (3) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

     (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (5) The undersigned registrant hereby undertakes to provide to the Dealer Manager at the closing specified in the Dealer Manager Agreement, certificates in such denominations and registered in such names as required by the Dealer Manager to permit prompt delivery to each purchaser.

     (6) All post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed.

     (7) The registrant will send to each shareholder at least on an annual basis a detailed statement of any transactions with the Advisor or its Affiliates, and of fees, commissions, compensation and other benefits paid, or accrued to the Advisor or its Affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

     (8) The registrant will provide to the Shareholders the financial statements required by Form 10-K for the first full fiscal year of operations of the Company.

     (9) The registrant will file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing Shareholders. Each sticker supplement should disclose all compensation and fees received by the Advisor and its Affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

     (10) The registrant will file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10 percent or more (on a cumulative basis) of the net proceeds of the Offering, and to provide the information contained in such report to the Shareholders at least once each quarter after the distribution period of the Offering has ended.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Norcross, State of Georgia, on November 6, 1997.

                                    WELLS REAL ESTATE INVESTMENT TRUST, INC.
                                     a Maryland corporation
                                     (Registrant)

                                    By: /s/ Leo F. Wells, III
                                        -------------------------------------
                                    President


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Leo F. Wells, III and Brian M. Conlon, or either of them, his true and lawful attorney-in-fact, for him and in his name, place and stead, to sign any and all amendments (including post-effective amendments) to this Registration Statement or any additional Registration Statement filed pursuant to Rule 462 and to cause the same to be filed with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite or desirable to be done in and about the premises as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact may do or cause to be done by virtue of these presents.

     Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed below on November 6, 1997 by the following persons in the capacities indicated.

            SIGNATURE                                 TITLE
            ---------                                 -----

/s/ Leo F. Wells
---------------------------------       President and Director
Leo F. Wells, III                       (Principal Executive Officer)


/s/ Brian M. Conlon
---------------------------------       Executive Vice President and Director
Brian M. Conlon                         (Principal Financial and
                                        Accounting Officer)

                                 EXHIBIT INDEX

Exhibits
----------

  **1.1      Form of Dealer Manager Agreement
   *3.1  --  Form of Amended and Restated Articles of Incorporation of the
             Registrant
   *3.2  --  Bylaws of the Registrant
   *4.1  --  Form of Common Stock certificate
 ***4.2  --  Form of Dividend Reinvestment Plan
   *5.1  --  Opinion of Hunton & Williams
  **8.1  --  Form of Opinion of Hunton & Williams as to Tax Matters
  *10.1  --  Form of First Amended and Restated Agreement of Limited
             Partnership of Wells Operating Partnership, L.P.
 **10.2  --  Form of Escrow Agreement
 **10.3      Form of Advisory Agreement
  *23.1  --  Consent of Hunton & Williams (included in Exhibits 5.1 and 8.1)
   23.2  --  Consent of Arthur Andersen LLP
 **24.1  --  Powers of Attorney (included on signature page)
  *27.1  --  Financial Data Schedule
  *99.1  --  Consent of _______________ to being named as a Director
  *99.2  --  Consent of _______________ to being named as a Director
  *99.3  --  Consent of _______________ to being named as a Director

--------------------------
  *--   To be filed by Amendment
 **--   Previously filed
***-- Included in the Prospectus as Exhibit C and incorporated herein by reference.